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                                                                   Exhibit 10.14

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("AGREEMENT") dated as of May 24, 1999 is entered into by and between Texel Corporation, a Virginia corporation (the "Company"), and E. Scott Kasprowicz (the "Executive").

                                    RECITALS

         The Company, through its Board of Directors, desires to retain the services of Executive, and Executive desires to be retained by the Company, on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         For and in consideration of the foregoing and of the mutual covenants of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive to serve in the capacities described herein and Executive hereby accepts such employment and agrees to perform the services described herein upon the terms and conditions hereinafter set forth.

         2. TERM. The term of Executive's employment pursuant to this Agreement shall commence on the date hereof and shall terminate at the close of business on the third anniversary of the date hereof, which period is referred to herein as the "Initial Term." The Initial Term shall be subject to earlier termination in accordance with the other terms and conditions set forth herein. Upon the expiration of the Initial Term, the Executive's employment shall continue automatically for periods of twelve calendar months (each such period being referred to herein as an "Additional Term") unless, at least 30 days prior to the termination of the Initial Term or an Additional Term, as the case may be, the Executive or the Company gives notice to the other of its intention to terminate the Executive's employment at the end of such Initial Term or Additional Term.

         3. DUTIES. Executive shall serve as and have the title of President of the Company. The Executive's principal place of employment shall be in Reston, Virginia. Executive agrees to devote his full business time, energy, skills and best efforts to such employment while so employed. Nothing in this Agreement shall preclude Executive from engaging, so long as, in the reasonable determination of the Board of Directors, such activities do not interfere with his duties and responsibilities hereunder, in charitable and community affairs, from managing any passive investment made by him or from serving, subject to the prior approval of the Board of Directors, as a member of the board of directors or as a trustee of any other corporation, association or entity.

         4. COMPENSATION. The Company shall pay Executive, and Executive agrees to accept, base compensation at the rate of $150,000 per year, payable in equal installments no less
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frequently than bi-weekly, through the term of this Agreement ("Base
Compensation"). The Base Compensation specified in this Section 4 may be increased annually during the term of this Agreement in the sole discretion of the Compensation Committee of the Board of Directors.

         5. FRINGE BENEFITS.

                  (a) GENERALLY. Executive shall be eligible for fringe benefits pursuant to any health and disability insurance, pension, retirement, profit sharing, stock option, or other employee fringe benefit plan that either the Company or Orius Corp. ("Orius"), makes available to employees of Orius and/or its direct or indirect subsidiaries and for which Executive will qualify according to his eligibility under the provisions thereof, giving effect to Executive's prior years of service with the Company for purposes of such eligibility.

                  (b) ORIUS' PRESIDENTS' BONUS PLAN. Executive shall be eligible to participate in the Orius Presidents' Bonus Plan once it has been approved by the Board of Directors of Orius.

                  (c) HEALTH AND DISABILITY INSURANCE. Executive shall be entitled to participate in health and disability insurance plans that the Company offers to other executive officers of the Company from time to time, which plans shall include terms and provisions which, in the aggregate, are no less favorable than those applicable to Executive in his capacity as President of the Company immediately prior to the execution hereof.

                  (d) VACATION, HOLIDAYS AND ILLNESS. During the term of this Agreement, Executive shall be entitled to days off for vacation (not less than four weeks per year), holidays, illness or other appropriate purposes.

                  (e) OTHER BENEFITS. During the term of his employment by the Company, Executive shall be provided with the full-time use of a motor vehicle selected by the Company's Board of Directors but at least comparable to the motor vehicle used by Executive as of the date of this Agreement.

         6. EXPENSES. Except as otherwise agreed to herein, the Executive shall be reimbursed for all usual expenses incurred on behalf of the Company, in accordance with Company practices and procedures, provided that:

                  (a) Each such expenditure is of a nature deductible under
Section 162 of the Internal Revenue Code on the Federal income tax return of the Company as a business expense and not as deductible compensation to Executive; and

                  (b) Executive furnishes the Company with adequate documentary evidence required by the Code or any regulation promulgated thereunder for the substantiation of such expenditures as a deductible business expense of the Company and not as deductible compensation to Executive. Executive agrees that, if at any time, any payment made to Executive by the Company as a business expense reimbursement shall be disallowed in whole as

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a deductible expense to the Company by the appropriate taxing authorities,
Executive shall reimburse the Company to the full extent of such disallowance.

         7. TERMINATION. The term of Executive's employment under this Agreement may be terminated prior to expiration of the Initial Term or any Additional Term provided in Section 2 hereof only in accordance with the following Sections.

                  (a) FOR CAUSE. This Agreement may be immediately terminated by the Company for Cause. For purposes of this Agreement, the term "Cause" shall mean the termination of the Executive by the Board of Directors of the Company as a result of the existence or occurrence of one or more of the following conditions or events:

                           (i) a material breach by the Executive of any
provision of this Agreement, or the willful and continued failure of Executive to perform his duties under his employment with the Company, which failure or breach shall continue for more than thirty (30) days after written notice thereof is received by the Executive;

                           (ii) performance by the Executive (in his capacity as
such, and not as a party to that certain Stock Purchase Agreement dated May ___, 1999 among the Executive, NATG Holdings, LLC and Orius) of any act of fraud or material misrepresentation or a material act of misappropriation which results or is intended to result in Executive's personal enrichment at the expense of the Company;

                           (iii) conviction of the Executive of any crime which
constitutes a felony offense involving violence (but not involving a motorized vehicle) or fraud, embezzlement, theft or business activities;

                           (iv) the entry of a judgment or order enjoining or
preventing the Executive from such activities as are essential for the Executive to perform his services as required by this Agreement unless such judgment or order is the subject of an appeal or other proceedings to set it aside or modify it and such proceedings are timely filed and being pursued with due diligence; or

                           (v) Executive has engaged in willful and deliberate
conduct or activities intended to materially damage the business of the Company, it being understood that neither conduct or activities pursuant to the Executive's exercise of his good faith business judgment nor unintentional physical damage to properties by the Executive shall be a ground for such a determination

                  (b) WITH GOOD REASON. This Agreement may be immediately terminated by the Executive for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean the termination by the Executive of his employment with the Company as a result of the existence or occurrence of one or more of the following conditions or events:

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                           (i) the failure by the Company to comply with the
provisions of Section 4, which failure or breach shall continue for more than thirty (30) days after the date on which the Board of Directors of the Company receives written notice;

                           (ii) the requirement by the Company that the
Executive be based at any office location that is greater than fifty (50) miles from Executive's current office location;

                  (c) MUTUAL. Executive's employment under this Agreement may be terminated upon mutual written agreement of the Company and the executive.

                  (d) DEATH. In the event of the death of Executive, this Agreement shall terminate immediately.

                  (e) DISABILITY. If, during Executive's employment under this Agreement, Executive shall become permanently disabled and unable to perform his duties as required herein ("Disability") for a consecutive period of one hundred eighty (180) days, then the Company may, upon thirty (30) days written notice to Executive, terminate Executive's employment under this Agreement.

         8. DEATH AND DISABILITY. In the event of the termination of Executive's employment under this Agreement by reason of the Executive's death or Disability, the Company shall pay Executive (or his heirs and/or personal representatives), Base Compensation through a date which is one year after the date of Death or the date of termination for Disability as provided in Sections 7(d) and 7(e), respectively.

         9. SEVERANCE. In the event of the termination of Executive's employment under this Agreement prior to the expiration of the Initial Term or of any Additional Term, for any reason other than Executive's death or Disability, the Company shall provide the payments and benefits to Executive as indicated below:

                  (a) WITH CAUSE OR VOLUNTARY TERMINATION BY EXECUTIVE WITHOUT GOOD REASON. If Executive is terminated for Cause (as defined in Section 7(a) of this Agreement), or if Executive voluntarily terminates his employment with the Company without Good Reason (as defined in Section 7(b) of this Agreement), the Company shall be obligated only to continue to pay to Executive his Base Compensation, if any, earned up to the date of termination and shall reimburse the Executive for any expenses to which the Executive is due reimbursement by the Company under Section 6 hereof. In addition, the Company shall pay vested benefits, if any, owed to Executive under any plan provided for Executive under
Section 5 hereof in accordance with the terms of such plan as in effect on the date of termination of employment under this Section 9(a).

                  (b) WITHOUT CAUSE OR TERMINATION BY EXECUTIVE WITH GOOD REASON. In the event that the Company shall terminate the Executive without Cause or if Executive voluntarily terminates his employment with the Company with Good Reason during the Initial Term, the Company shall be obligated to continue to pay full compensation and benefits to the

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Executive through and including the third anniversary of the date hereof as if the Executive had not been so terminated. In the event that the Company shall terminate the Executive without Cause or if Executive voluntarily terminates his employment with the Company with Good Reason, during an Additional Term, the Company shall be obligated to continue to pay full compensation and benefits to the Executive through the end of such Additional Term as if the Executive had not been so terminated.

         10. CONFIDENTIAL INFORMATION. Executive recognizes and acknowledges that he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. For the period of time which is the greater of (i) the fourth anniversary of the date hereof or (ii) one year after the Executive is no longer employed by the Company ("Confidentiality Period"), Executive agrees not to disclose or use, except in the discharge of his duties and responsibilities hereunder, any such confidential information, including without limitation, information regarding research, developments, product designs or specifications, manufacturing processes, "know-how," prices, suppliers, customers, costs or any knowledge or information with respect to confidential or trade secrets of the Company. Notwithstanding the preceding sentence, it is understood that such confidential information does not include information that is publicly available unless such information became publicly available as a result of a breach of this Section 10 or information that is required by law or the order of any governmental authority under color of law to be disclosed. Executive acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Company, but held by Executive, concerning any information relating to the Company's business, whether confidential or not, are the property of the Company and will be promptly delivered to it upon Executive's leaving the employ of the Company. Executive also agrees to execute such confidentiality agreements that the Board may adopt, and may modify from time to time, as a standard form to be executed by all employees of the Company, to the extent such standard forms are not more restrictive than the provisions of this Agreement.

         11. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the addresses below or to such other address as either party shall designate by written notice to the other:

                  IF TO THE EXECUTIVE:

                  To the address set forth below his signature on the signature page hereof.

                  IF TO THE COMPANY:

                  William Mercurio
                  c/o Orius Corp.
                  1401 Forum Way, Suite 400
                  West Palm Beach, Florida 33401

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         12. REPURCHASE PROVISIONS.

                  (a) Prior to a Qualified Public Offering (as that term is defined in that certain Stockholders Agreement of Orius dated as of February 26, 1999, as amended), in the event the Executive is either terminated for Cause (as defined in Section 7(a)) of this Agreement) or resigns from employment with the Company other than for Good Reason ("Repurchase Termination"), all of the Executive's shares of Common stock of Orius, whether held by Executive or transferred by Executive to one or more transferees (collectively, the "Executive Stock"), shall be subject to repurchase by Orius as set forth in this
Section 12 (the "Repurchase Option").

                  (b) Following any Repurchase Termination, Orius shall have the right, but not the obligation, to purchase all or any portion of the Executive Stock for the book value of such securities based on the most recent financial statement of Orius available prior to such repurchase and without reference to such repurchase. Such right to purchase may be exercised only once.

                  (c) The Board of Directors of Orius may elect to exercise the Repurchase Option by delivering written notice (the "Repurchase Notice") to the holder or holders of such stock within forty-five (45) days after the date of the Repurchase Termination. The Repurchase Notice will set forth the number of shares of the Executive Stock to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

                  (d) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by Orius in the Repurchase Notice, which date shall not be more than forty-five
(45) days nor less than two (2) business days after the delivery of the Repurchase Notice. Orius shall pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of (i) a check or wire transfer of funds, (ii) a subordinated note or notes payable prior to the first anniversary of the closing of such purchase, bearing interest at a rate per annum equal to the prime rate of interest as announced by Citibank, N.A. and secured by a pledge of the Executive Stock purchased, or (iii) both (i) and (ii), in the aggregate amount of the purchase price for such shares; provided that Orius shall use reasonable efforts to make all such repurchases with a check or wire transfer of funds unless prohibited by law or by its lenders (in writing). Any notes issued by Orius pursuant to this Section 12(d) shall be subject to any restrictive covenants to which Orius is subject at the time of such purchase. Orius shall be entitled to receive customary representations and warranties as to title from the sellers regarding such sale and to require all sellers' signatures be guaranteed. Orius may elect to assign its right to purchase to the stockholders of Orius (which rights to purchase shall be distributed pro rata to all stockholders (other than the Executive), based upon the number of votes held by such stockholders). In the event Orius elects to assign its rights to the other stockholders of Orius (other than the Executive) such other stockholders shall have the same right as Orius to purchase stock pursuant to the Repurchase Notice but shall be obligated to make payment therefor only by delivery of a check or wire transfer of funds.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of the Executive Stock by Orius hereunder shall be subject to applicable restrictions contained in the Florida Business Corporation Act and in Orius's and its subsidiaries' debt and

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equity financing agreements. If any such restrictions prohibit the repurchase of the Executive Stock hereunder which Orius is otherwise entitled or required to make, Orius may make such repurchases as soon as it is permitted to do so under such restrictions, but in any event within 180 days of the Repurchase Termination.

                  (f) Notwithstanding anything to the contrary contained in this Agreement, Orius's right to repurchase the Executive Stock shall terminate upon the consummation of a Qualified Public Offering.

         13. ENTIRE AGREEMENT; MODIFICATION.

                  (a) This Agreement contains the entire agreement of the Company and Executive, and the Company and Executive hereby acknowledge and agree that this Agreement supersedes any prior statements, writings, promises, understandings or commitments between the parties hereof.

                  (b) No future oral statements, promises or commitments with respect to the subject matter hereof, or other purported modification hereof, shall be binding upon the parties hereto unless the same is reduced to writing and signed by each party hereto.

         14. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties. Neither party may assign his or its rights or obligations under this Agreement without the prior written consent of the other party.

         15. TERMINATION. All of the provisions of this Agreement shall terminate after the expiration of the Term of this Agreement, except that (i)
Section 10 shall only terminate upon the expiration of the Confidentiality Period and (ii) Section 12 shall only terminate upon a Qualified Public Offering.

         16. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payments due hereunder upon termination of Executive's employment by seeking other employment or otherwise, nor shall the amount of any such payments be reduced by any employment by another employer after termination of Executive's employment hereunder.

         17. MISCELLANEOUS.

                  (a) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

                  (b) The failure of any party to enforce any provision of this Agreement shall in no manner affect the right to enforce the same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

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                  (c) All written notices required in this Agreement shall be sent postage prepaid by certified or registered mail, return receipt requested or by overnight delivery service against receipt or by overnight delivery service against receipt.

                  (d) In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, and enforceable provision which comes closest to the intent of the parties.

                  (e) The prevailing party in any litigation brought to enforce the provisions contained in this Agreement shall be entitled to reimbursement from the nonprevailing party for reasonable attorneys' fees and expenses incurred in connection with such litigation.

                  (f) This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  (g) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.




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         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


                                           TEXEL CORPORATION

                                           By: /s/ William J. Mercurio
                                              ----------------------------------

                                           Its:
                                               ---------------------------------



                                           EXECUTIVE


                                           /s/ E. Scott Kasprowicz
                                           -------------------------------------
                                           E. Scott Kasprowicz

                                           Address:
                                                   -----------------------------


                                           -------------------------------------


                                           -------------------------------------


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